Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(40,796,548)
Unrealized Gain (Loss) on Market Value of Futures	(39,813,550)
Dividend Income	(4,916)
Interest Income	24,441
ETF Transaction Fees	19,000
Total Income (Loss)	$(80,571,573)

Expenses
General Partner Management Fees	$264,049
Brokerage Commissions	74,340
Professional Fees	21,241
NYMEX License Fee	8,804
Non-interested Directors' Fees and Expenses	7,873
Prepaid Insurance Expense	7,194
Total Expenses	$383,501
Net Income (Loss)	$(80,955,074)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/14	$638,180,578
Additions (12,900,000 Shares)	410,402,613
Withdrawals (7,300,000 Shares)	(227,983,578)
Net Income (Loss)	(80,955,074)

Net Asset Value End of Month	$739,644,539
Net Asset Value Per Share (24,200,000 Shares)	$30.56

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612